Exhibit 16.1

April 24, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the Registration Statement on Amendment No. 2 to Form F-1 dated April 24, 2023 of Tungray Technologies Inc. (“Registrant”) and are in agreement with the statements contained under the section of Change in Registrant’s Certifying Accountant as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

Friedman LLP
New York, New York